                            ARTICLES OF AMENDMENT

                                      of

                            ST. JOE PAPER COMPANY

        Pursuant to Section 607.1006, Florida Statutes, the Amended Articles of Incorporation of the above-named Corporation are hereby further amended as follows:

        1. Article II is hereby amended to read as follows:

                The name of the corporation is St. Joe Corporation

        2. The foregoing amendment was adopted by the Board of Directors on February 27, 1996 and the shareholders on May 14, 1996.

        3. The number of votes cast for the amendment by the shareholders was sufficient for approval.

        4. This amendment shall be effective on June 3, 1996 at 12:01 a.m.

        IN WITNESS WHEREOF, these Articles of Amendment have been executed this 22nd day of May, 1996.

                       [SEAL]                   ST. JOE PAPER COMPANY

                   CIRCUIT COURT
                    SUUM CUIQUE                 By: /s/ R.E. Nedley
               GULF COUNTY, FLORIDA                ----------------------------
                                                    R.E. Nedley, President

STATE OF FLORIDA
COUNTY OF DUVAL

        The foregoing instrument was acknowledged before me this 22nd day of May, 1996 by R.E. Nedley, as President of ST. JOE PAPER COMPANY, a Florida corporation, on behalf of the corporation. He is personally known to me.



                                                /s/ Patricia A. Pocock
                                                --------------------------------
                                                Notary Public

                                                [SEAL]
                                                NOTARY REPUBLIC
                                                STATE OF FLORIDA

                                                PATRICIA A. POCOCK
                                                MY COMMISSION EXPIRES
                                                FEB. 9, 1997
                                                COMM. NO. CC 258161

                                                FL 965861 B 567 P 341
                                                CO: FRANKLIN   ST: FL

FL  540125 B 1571 P 100
CO: WALTON   ST:FL

                                                FL  963327 B 194 P 573
                                                CO: GULF        ST: FL

RCD Sep 12 1996  02:25pm
HAROLD BAZZEL, CLERK

FL# 139619 B 292 P 528
REC NO. 17031011830